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                                                                   EXHIBIT 10.12




                    SEPARATION AGREEMENT AND GENERAL RELEASE


     Separation Agreement and General Release ("Agreement") by and between Edison Brothers Stores, Inc., a Delaware corporation ("Edison") and Michael J. Fine ("Fine").

     Whereas, Edison and Fine have mutually agreed that Fine's employment by Edison shall cease; and

     Whereas, the parties wish to confirm the terms of Fine's separation from employment with Edison and wish to fully and finally resolve all matters and claims (actual or potential) between them arising out of Fine's employment by Edison and /or his separation from such employment;

     Now, therefore, in consideration of the foregoing and the promises hereinafter set forth, Edison and Fine hereby agree as follows:

     1. The parties acknowledge that Fine's employment with Edison will terminate effective seven days from the date this Agreement is signed by Fine (the "Separation Date").

     2. On the Separation Date, Edison shall pay to Fine a lump sum cash amount of $1,150,000.

     3. On the Separation Date, Edison shall deliver to Fine the 25,000 shares of Edison common stock (the "Restricted Stock") granted to Fine pursuant to the letter agreement dated June 4, 1997 between Edison and Fine (the "Restricted Stock Agreement"), free of any restrictions contained therein. Edison advises and represents that the Restricted Stock is presently covered by an effective registration statement on Form S-8 under the Securities Act of 1933, as amended, and is saleable pursuant to such registration statement.

    4. Fine acknowledges and agrees that the cash amount set forth in Paragraph 2 above shall be deemed to include all vacation pay to which he may be entitled as of the Separation Date and that no additional sum shall be owing to him in respect of any unused vacation.

    5. Effective as of the Separation Date, Fine shall be eligible for medical and dental coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (COBRA).

    6. Fine shall be entitled to receive as of the Separation Date all benefits for which he is then eligible under the Edison Brothers Stores Retirement Account Plan and /or the Edison Brothers Stores Pension Restoration Plan, such benefits to be paid in such form as Fine may elect in accordance with the terms of such plans.

    7. Edison shall permit Fine to review in advance any proposed written announcements by Edison regarding Fine's separation from employment and to offer comments and suggestions regarding such announcements (without any obligation on Edison's part to accept or implement such comments and suggestions). In all events, it is agreed that no announcement by Edison of Fine's separation from employment shall contain any disparaging comments regarding Fine's capabilities or performance as an executive of Edison or that otherwise would reasonably be construed as negatively reflecting on his business or personal reputation.


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    8.   From and after the Separation Date, Fine shall be entitled to be indemnified by Edison against all claims by third parties to the same extent and subject to the same terms and conditions as any other former officer of Edison pursuant to and in accordance with the provisions of Edison's Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law.

    9. In consideration of the foregoing, Edison hereby releases and forever discharges Fine from any and all actions, causes of action, claims or demands of any kind whatsoever which Edison ever had, now has or hereafter may have arising out of or relating to Fine's employment by Edison and/or his separation from such employment.

    10. In consideration of the foregoing, Fine hereby releases and forever discharges Edison, its subsidiaries, divisions and related entities, and its and their respective officers, directors and employees, from any and all actions, causes of action, claims or demands of any kind whatsoever which Fine ever had, now has or hereafter may have arising out of or relating to his employment by Edison and/or his separation from such employment, including, without limitation (a) all rights and claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Missouri Human Rights Act, as amended, the Fair Labor Standards Act, as amended, and any other federal, state or local statute or regulation, (b) all rights and claims based upon or arising out of any employee policy or handbook, (c) all rights and claims based upon or arising out of the Restricted Stock Agreement, (d) all rights and claims based upon or arising out of the Employment Agreement dated September 4, 1997 between Edison and Fine, and (e) all claims alleging wrongful discharge or based on any other theory of liability.

    11. Fine understands that he has the right to consult with an attorney concerning this Agreement and, by signing below, confirms that he has done so. Fine further understands that he will have twenty-one days from the date he receives this Agreement to decide whether or not to sign it and that, if he does not sign and return this Agreement to Edison within such twenty-one day period, this Agreement will be void. Fine also understands that if he does sign this Agreement within such twenty-one day period, he will then have seven days from the date it was signed to revoke the Agreement. Any such revocation, to be effective, must be in writing and delivered to Edison within such seven-day period. If Fine revokes this Agreement as aforesaid, the Agreement will thereupon become void.

    12. Unless otherwise required by law, the parties agree to keep the terms of this Agreement strictly confidential, except that disclosure may be made by Fine to his immediate family and by each party to his or its respective accountants, attorneys and financial consultants to the extent necessary.

    13. This Agreement constitutes the entire agreement between the parties. The Agreement shall be governed by the laws of the State of Missouri, without regard to the conflict of laws rules of such State. The Agreement may not be amended or modified except in a writing signed by Fine and by a duly authorized officer of Edison.

    14. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, executors, heirs, administrators, successors and assigns.

    15. Fine acknowledges and confirms that he has read each of the provisions of this Agreement carefully, understands them and freely and voluntarily agrees to them.


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                                                 EDISON BROTHERS STORES, INC.

                                               By:       /s/  Alan A. Sachs
                                                  ------------------------------
                                                        Alan A. Sachs
                                                        Senior Vice President

                                               Dated:      June 9, 1998
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                                                         /s/  Michael J. Fine
                                                --------------------------------
                                                         Michael J. Fine

                                               Dated:      June 9, 1998
                                                     ---------------------------